UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2008
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

MARYLAND	001-9106	23-2413352
(Brandywine Realty Trust)
DELAWARE	000-24407	23-2862640
(Brandywine Operating Partnership, L.P.)
(State or Other Jurisdiction of Incorporation or	(Commission file number)	(I.R.S. Employer
Organization)		Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 8, 2008 we sold five properties in Oakland, California (the “Northern California or NCA transaction”) for an aggregate gross sales price of $412.5 million. The five properties contain approximately 1.7 million net rentable square feet and are comprised of: One Kaiser Plaza (“The Ordway”); 1901 Harrison Street; 1333 Broadway; 2101 Webster Street; and 2100 Franklin Street. The sale also included our condominium interest in a parking garage at 2353 Webster Street. The purchaser of the portfolio, an affiliate of the CIM Group (“CIM”), is unaffiliated with us.
The purchaser funded the purchase price through (i) the assumption of three mortgage loans aggregating approximately $95.3 million; (ii) an interest free loan of $40.0 million (with an imputed interest rate of 4.0%), due in August 2010 which is secured by a deed of trust on each of 2101 Webster Street and 2100 Franklin Street (the “$40.0 million loan”); and (iii) a cash payment to us of approximately $271.6 million (or approximately $269.4 million after estimated transaction costs). We used proceeds of the sale to repay existing debt and to provide cash balances for general corporate purposes.
We have also granted CIM a 15 year purchase option (the “purchase option”) for the Two Kaiser Plaza land parcel adjacent to The Ordway and we have committed to lease to CIM 150 parking spaces on that same parcel for a period of 99 years for the benefit of The Ordway’s tenants. We will be paid to manage and lease the five properties for at least one year following the closing in exchange for a market based fee.
As used in this Form 8-K, the terms “we” and “our” refer to Brandywine Realty Trust and Brandywine Operating Partnership, L.P., the limited partnership through which Brandywine Realty Trust owns its assets and conducts its operations, together with direct and indirect wholly-owned subsidiaries of Brandywine Operating Partnership, L.P.
Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Pro Forma Financial Information.
The following pro forma financial information (unaudited) with respect to the above transactions is filed as Exhibit 99.1 hereto:
•	Pro Forma Consolidated Balance Sheet as of June 30, 2008.

•	Pro Forma Consolidated Statement of Operations For the Six Months Ended June 30, 2008 and 2007.

•	Pro Forma Consolidated Statement of Operations For the Years Ended December 31, 2007, 2006 and 2005.

•	Notes to Pro Forma Consolidated Financial Statements.
(c)	Not applicable.

(d)	Exhibits.

99.1	Pro forma financial information (unaudited) reflecting the closing of the Northern California transaction for Brandywine Realty Trust

99.2	Pro forma financial information (unaudited) reflecting the closing of the Northern California transaction for Brandywine Operating Partnership, L.P.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, L.P.

By:	Brandywine Realty Trust, Its Sole General Partner

	By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: October 14, 2008